Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL
To Tender Shares of Class A Common Stock
Pursuant to the Offer to Purchase Dated November 12, 2026
by
PLAYSTUDIOS, INC.
of
Up to $15,000,000 of Shares of its Class A Common Stock
At a Purchase Price Not Less Than $4.30 Per Share and Not More Than $5.50 Per Share

THE TENDER OFFER AND THE PRORATION PERIOD EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 10, 2026, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED. WITHDRAWAL RIGHTS ARE DESCRIBED IN SECTION 4 OF THE OFFER TO PURCHASE.

Mail or deliver this Letter of Transmittal, together with any certificate(s) representing your shares, to:

By First Class, Registered or Certified Mail: Continental Stock Transfer & Trust Company Attn: REORG TENDERS 1 State Street, 30th Floor New York, NY 10004-1571	By Express or Overnight Delivery: Continental Stock Transfer & Trust Company Attn: REORG TENDERS 1 State Street, 30th Floor New York, NY 10004-1571
DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Holder(s) of Record (If blank, please fill in exactly as name(s) appear(s) on share certificate(s)	Shares Surrendered (attach additional list, if necessary)
	Certificate Number(s) and/or indicate Book-Entry	Total Number of Shares Represented by Certificate(s)	Book-Entry Shares Tendered(1)	Total Number of Shares Tendered(2)

Total Shares:

(1)      For uncertificated shares held directly on the records of the Transfer Agent, indicate the number of shares being tendered in the column captioned “Book-Entry Shares Tendered” and include those shares in “Total Number of Shares Tendered.”

(2)      If you wish to tender fewer than all shares represented by any certificate listed above, indicate the number of shares you wish to tender in the column captioned “Total Number of Shares Tendered.” Otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to Continental Stock Transfer & Trust Company, the depositary for the tender offer (the “Depositary”). Deliveries to PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), Citizens JMP Securities, LLC, the dealer manager for the tender offer (the “Dealer Manager”), Georgeson LLC, the information agent for the tender offer (the “Information Agent”), or The Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used if certificates for shares are forwarded herewith, if shares are held in book-entry form directly on the records of the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), or if shares are delivered by book-entry transfer through DTC and an Agent’s Message is not delivered in lieu of this Letter of Transmittal, in each case as described in Section 3 of the Offer to Purchase.

Please note the following:

1.      If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for payment the shares you are tendering, you should check the box marked “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the Purchase Price (as defined below) determined by the Company in accordance with the terms of the tender offer, your shares will be deemed to be tendered at the minimum price of $4.30 per share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.30 PER SHARE.

2.      If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER” below and complete the other portions of this Letter of Transmittal as appropriate.

3.      If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Time (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

4.      If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated, you should promptly contact the Transfer Agent at reorg+playstudios@continentalstock.com for replacement instructions. A bond may be required. You should allow sufficient time to complete the replacement process and comply with the tender procedures before the Expiration Time. See Instruction 13.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5)

By checking ONE of the following boxes in the table below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $4.30	☐ $4.40	☐ $4.50	☐ $4.60
☐ $4.70	☐ $4.80	☐ $4.90	☐ $5.00
☐ $5.10	☐ $5.20	☐ $5.30	☐ $5.40
☐ $5.50	—	—	—

-OR-

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $4.30 per share.

☐

The undersigned wants to maximize the chance of having the Company purchase the shares that the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.30 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS
CHECKED ABOVE, OR IF NO BOX IS CHECKED, THE UNDERSIGNED WILL BE
DEEMED TO NOT HAVE VALIDLY TENDERED ITS SHARES.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ODD LOTS
(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered

CONDITIONAL TENDER
(See Instruction 14)

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares that you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

	☐	The minimum number of shares that must be purchased, if any are purchased, is: __________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:

	☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 7, 8 and 9)

To be completed ONLY if the check for the Purchase Price of shares purchased (less any applicable withholding taxes), or any shares not tendered or not purchased, is to be issued in the name of someone other than the undersigned.

Name(s)

_________________________________
(Please Print)

Address(es)

(RECIPIENT MUST COMPLETE AND RETURN THE ATTACHED IRS FORM W-9 OR AN APPLICABLE IRS FORM W-8)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the Purchase Price of shares purchased (less any applicable withholding taxes), or any certificates for shares not tendered or not purchased, is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Name(s)

_________________________________

(Please Print)

Address(es)

SIGN HERE
(Please also complete the attached IRS Form W-9 or an applicable IRS Form W-8)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s), in the applicable registration records or on a security position listing, or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 7.)

Signature of Owner:__________________________________________________________________________

Signature of Owner:__________________________________________________________________________

Name(s):___________________________________________________________________________________

(Please Print)

Dated:_____________________________________________________________________________________

Capacity:

(full title):__________________________________________________________________________________

Address:___________________________________________________________________________________

APPLY MEDALLION GUARANTEE STAMP BELOW IF REQUIRED UNDER INSTRUCTION 1

Ladies and Gentlemen:

The undersigned hereby tenders to PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), the above-described shares of the Company’s Class A common stock, $0.0001 par value per share (the “shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of November 12, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged. The Offer to Purchase, together with this Letter of Transmittal and the other tender offer materials identified in the Offer to Purchase, in each case as amended or supplemented from time to time, collectively constitute the “Tender Offer.” The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements.

Subject to, and effective upon, acceptance for payment for the shares tendered herewith in accordance with the terms of the Tender Offer (including, if the Tender Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the shares tendered hereby, or orders the registration of such shares delivered by book-entry transfer, that are purchased pursuant to the Tender Offer and hereby irrevocably constitutes and appoints the Company, the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1)    deliver certificates for such tendered shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon receipt by the Depositary of the Purchase Price (as defined below) with respect to such shares;

(2)    present instructions for such shares for transfer and cancellation on the books of the Company; and

(3)    receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the Tender Offer.

The undersigned understands, upon the terms and subject to the conditions of the Tender Offer, that the Company will determine a single per share purchase price (the “Purchase Price”), which will not be less than $4.30 per share and not more than $5.50 per share, that will allow it to purchase a number of shares having an aggregate purchase price of $15,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the Tender Offer. The undersigned understands that the Company will select the lowest Purchase Price (in increments of $0.10) within the price range specified above that will allow the Company to purchase that number of shares having an aggregate purchase price of $15,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the Tender Offer, at a price which will be not less than $4.30 per share and not more than $5.50 per share in the Tender Offer, subject to its right to increase the total number of shares purchased to the extent permitted by law and regulation. The undersigned understands that all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Tender Offer, including its proration provisions, “odd lot” provisions and conditional tender provisions. The Company will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Time.

The undersigned hereby represents and warrants that the undersigned:

(1)    has a “net long position” in the shares or equivalent securities at least equal to the number of shares being tendered, within the meaning of Rule 14e-4 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)    is tendering such shares in compliance with Rule 14e-4 under the Exchange Act;

(3)    is tendering shares that are not currently subject to any contractual or other restriction;

(4)    has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(5)    will, upon request, execute and deliver all additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Tender Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges that under no circumstances will the Company pay interest on the Purchase Price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Tender Offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the Purchase Price of any shares purchased (less any applicable withholding taxes), and return any shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price of any shares purchased (less any applicable withholding taxes) and any certificates for shares not tendered or not purchased to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any shares purchased (less any applicable withholding taxes) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that the Company has no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof, if the Company does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1. Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). No signature guarantee is required if this Letter of Transmittal is signed by the registered holder exactly as that holder’s name appears on the share certificate or, for uncertificated shares, in the applicable registration records, payment and delivery are to be made directly to that holder, and the holder has not completed the box entitled “Special Payment Instructions.” See Instruction 7.

2. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure.    You must use this Letter of Transmittal to tender shares represented by certificates, uncertificated shares held directly on the records of the Transfer Agent, or shares delivered by book-entry transfer through DTC for which an Agent’s Message is not delivered in lieu of this Letter of Transmittal. Except as provided under “Guaranteed Delivery” below, the Depositary must receive, before the Expiration Time, a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message in the case of a DTC book-entry transfer, together with any required certificates or confirmation of book-entry transfer and all other required documents.

EXCEPT AS PROVIDED UNDER “GUARANTEED DELIVERY” BELOW, ALL REQUIRED DOCUMENTS MUST BE ACTUALLY RECEIVED BY THE DEPOSITARY BEFORE THE EXPIRATION TIME. MAILING DOCUMENTS BEFORE THE EXPIRATION TIME DOES NOT CONSTITUTE RECEIPT BY THE DEPOSITARY.

Guaranteed Delivery.    If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Time or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a)     such tender must be made by or through an Eligible Institution (as defined in the Offer to Purchase);

(b)    a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company must be received by the Depositary by the Expiration Time, including a guarantee of delivery by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery (the Notice of Guaranteed Delivery may be delivered to the Depositary by email or overnight mail); and

(c)     the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message in the case of a DTC book-entry transfer, and any other required documents, must be received by the Depositary no later than the close of business on the first Nasdaq trading day following the Expiration Time, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, the Company will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

3. Inadequate Space.    If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4. Partial Tenders.    If you wish to tender fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Total Number of Shares Tendered.” In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, any shares not purchased will be credited to the account maintained at the Book-Entry Transfer Facility by the participant that delivered the shares. Any uncertificated shares held directly on the records of the Transfer Agent that are not purchased will remain in, or be credited back to, the registered holder’s account. In each case, shares will be returned or credited without expense to the stockholder.

5. Indication of Price at Which Shares are Being Tendered.    For shares to be properly tendered, the stockholder MUST either (1) check the box indicating the price per share at which such stockholder is tendering shares under the section captioned “Shares Tendered at Price Determined by Stockholder” or (2) check the box in the section captioned “Shares Tendered at Price Determined Pursuant to the Tender Offer” in order to maximize the chance of having the Company purchase the shares tendered (subject to the proration and priority provisions). For purposes of determining the Purchase Price, shares that are tendered by stockholders agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $4.30 per share. Selecting option (1) could result in none of the stockholder’s tendered shares being purchased if the Purchase Price for the shares turns out to be less than the price selected by the stockholder. Selecting option (2) may lower the Purchase Price paid for shares in the tender offer and could result in the stockholder receiving the minimum price of $4.30 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, the shares will be deemed to not have been properly tendered. A stockholder wishing to tender portions of such stockholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such stockholder wishes to tender each such portion of such stockholder’s shares. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

6. Odd Lots.    As described in Section 1 of the Offer to Purchase, if the Company purchases fewer than all shares tendered and not withdrawn before the Expiration Time, the shares purchased first will consist of all shares properly tendered at or below the Purchase Price and not properly withdrawn by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who properly tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

7. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a)     Exact Signatures.    If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates or, for uncertificated shares, in the applicable registration records, without alteration, enlargement or any change whatsoever.

(b)    Joint Holders.    If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)     Different Names on Certificates.    If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)    Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

8. Stock Transfer Taxes.    Except as provided in this Instruction 8, the Company will pay all stock transfer taxes, if any, payable on the transfer of any shares to the Company pursuant to the tender offer. If, however, payment of proceeds in respect of any shares purchased is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of any person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the proceeds payable by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to the Company prior to such payment. For the avoidance of doubt, the Company will pay any U.S. federal excise tax that may arise in connection with the tender offer.

9. Special Payment and Delivery Instructions.    If the check for the Purchase Price of any shares purchased is to be issued, or any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed. Stock transfer taxes may apply if payment is made, or shares are returned, in the name of a person other than the registered holder, as described in Instruction 8. There may be other tax implications resulting from the transfers. Please consult your tax advisor.

10. Withholding.    Under U.S. federal income tax laws, the Depositary may be required to withhold a portion of the amount of any payments made to certain stockholders or other payees pursuant to the tender offer. In order to avoid backup withholding (currently at a rate of 24%), each U.S. Holder (as defined below) must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to backup withholding by completing the attached Internal Revenue Service (“IRS”) Form W-9 and, if applicable, indicate such stockholder’s or payee’s exempt status on such form. If a U.S. Holder does not provide the Depositary with the correct TIN or an adequate basis for exemption, such stockholder or payee may be subject to a $50 penalty imposed by the IRS.

A Non-U.S. Holder should complete, sign, and submit to the Depositary the appropriate IRS Form W-8. An IRS Form W-8 may be obtained from the Depositary or downloaded from the IRS’s website at http://www.irs.gov. As described in the Offer to Purchase, a Non-U.S. Holder must provide to the Depositary a properly completed and executed appropriate IRS Form W-8 and any other required documentation in order to establish that it is exempt from, or entitled to a reduced rate of, U.S. federal withholding tax with respect to payments of gross proceeds pursuant to the tender offer. Failure to complete the IRS Form W-9 or an appropriate IRS Form W-8 will not, by itself, cause shares to be deemed invalidly tendered. However, payments to a U.S. Holder may be subject to backup withholding at the current rate of 24%, and payments to a Non-U.S. Holder generally will be subject to withholding at a rate of 30% of the gross proceeds, subject to applicable exemptions or reductions described in Section 13 of the Offer to Purchase. Non-U.S. Holders should consult their tax advisors regarding the particular tax consequences to them of selling shares pursuant to the tender offer.

For the purposes of this section, a “U.S. Holder” is a beneficial owner of shares that for U.S. federal income tax purposes is or is treated as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes. As used herein, a “Non-U.S. Holder” means a beneficial owner of shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. Entities or arrangements treated as partnerships should consult their tax advisors regarding the proper forms to provide to avoid withholding.

See Section 13 of the Offer to Purchase for a discussion of certain U.S. federal income tax consequences of the tender offer, including with respect to withholding.

11. Irregularities.    The Company will determine all questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. The Company reserves the right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any defect or irregularity in the tender of any particular shares. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Information Agent, the Depositary or any other person is or will be under any duty to give notification of any defect or irregularity in tenders, and none of them will incur any liability for failure to give any such notice.

12. Requests for Assistance or Additional Copies.    Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Dealer Manager or the Information Agent at its address and telephone number set forth below.

13. Lost, Stolen, Destroyed or Mutilated Certificates.    If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should promptly contact the Transfer Agent at reorg+playstudios@continentalstock.com for replacement instructions. A bond may be required. You should allow sufficient time to complete the replacement process and comply with the tender procedures before the Expiration Time.

14. Conditional Tenders.    As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept shares conditionally tendered at or below the Purchase Price and not properly withdrawn by random lot, only if necessary to purchase the aggregate amount sought in the Tender Offer. However, to be eligible for purchase by random lot, you must have properly tendered all your shares and checked the box so indicating. Upon selection by random lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each stockholder is urged to consult his, her or its tax advisor.

IMPORTANT:    THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED (OR CONFIRMATION OF BOOK-ENTRY TRANSFER) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BEFORE THE EXPIRATION TIME, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

The Dealer Manager for the Tender Offer is:

Citizens JMP Securities, LLC

1301 Avenue of the Americas

New York, NY 10019
Tel: (212) 906-3502

The Information Agent for the Tender Offer is:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Stockholders Call Toll-Free: (888) 745-2931
Banks and Brokers Call: (570) 219-4773